EXHIBIT 10(a)
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                              PEOPLES BANCORP INC.
                              --------------------


               DEFERRED COMPENSATION PLAN FOR DIRECTORS OF
                 PEOPLES BANCORP INC. AND SUBSIDIARIES
               -------------------------------------------


Section 1.  PURPOSE
-------------------
  The Corporation desires and intends to recognize the value to the Corporation and its Affiliates of the past and present services of the Directors of the Corporation and its Affiliates, to encourage their continued service to the Corporation and its Affiliates and to be able to attract and retain superior Directors by adopting and implementing this Plan to provide such Directors an opportunity to defer compensation otherwise payable to them from the Corporation and/or Affiliate.
This Plan is an amendment and restatement of the Peoples Bancorp Inc. Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries which was originally effective as of January 1, 1991, and its provisions shall apply to all Directors who provide services to the Corporation or an Affiliate on or after the Effective Date.


Section 2.  CERTAIN DEFINITIONS
-------------------------------
  The following terms will have the meanings provided below.

  "Additions" means the credits applied to Deferred Compensation
Accounts as provided in Section 4 hereof.

  "Adjustment Date" means the first business day of each calendar quarter.

  "Affiliate" means any organization or entity which, together with the Corporation, is a member of a controlled group of corporations or of a commonly controlled group of trades or businesses [as defined in Sections 414(b) and (c) of the Code], or of an affiliated service group [as defined in Code Section 414(m)] or other organization described in Code Section 414(o).

  "Annual Retainer" means, with respect to any calendar year or other period, the fixed retainer which, absent an election to defer hereunder, would be payable to a Participant during those pay periods beginning in the given calendar year or other period.

  "Beneficiary" means the person or persons designated in writing as such and filed with the Plan Administrator at any time by a Participant. For this purpose, a "Beneficiary" may be designated contingently or successively and may be an entity other than a natural person. Any such designation may be withdrawn or changed in writing (without the consent of the Beneficiary), but only the last designation on file with the Plan Administrator shall be effective.

  "Board" means the Board of Directors of the Corporation.

  "Code" means the Internal Revenue Code of 1986, as may be amended from time to time.

  "Common Shares" means the common shares of the Corporation.

  "Corporation" means Peoples Bancorp Inc. and any successor entity.

  "Deferred Compensation Account" means the separate Deferred
Compensation Account established for each Participant pursuant to Section 4 of the Plan.

  "Director" means any statutory Director, emeritus Director or honorary Director of the Corporation or any Affiliate.

  "Effective Date" means, for this amended and restated Plan, January 2, 1998.

  "Eligible Compensation" means, to the extent applicable to any given Participant, the Annual Retainer and all Meeting Fees.
The extent to which a given Participant may defer a given component of Eligible Compensation shall be based upon such Participant's eligibility to receive the given component of Eligible Compensation
(as determined under applicable agreements and pay practices of the Corporation or applicable Affiliate) and the provisions and limitations applicable to the given component as provided under this Plan.

  "Fair Market Value" of the Common Shares means the most recent closing price of the Common Shares on any securities exchange on which the Common Shares are then listed.

  "Meeting Fees" means, with respect to any calendar year or other period, the fees for attendance at meetings of the Board of Directors of the Corporation or applicable Affiliate or any committees thereof (exclusive of expenses) which, absent an election to defer hereunder, would be payable to a Participant during those pay periods beginning in the given calendar year or other period.

  "Participant" has the meaning specified in Section 3 of the Plan.

  "Plan" means the Peoples Bancorp Inc. Deferred Compensation
Plan for Directors of Peoples Bancorp Inc. and Subsidiaries, as reflected in this document, as the same may be amended from time to time after the Effective Date.

  "Plan Administrator" means the Corporation. The functions of the Plan Administrator shall be carried out by a committee of three
(3) Directors appointed by the Board and by the employee or employees designated by such committee to carry out certain specific functions.

  "Plan Year" means the calendar year.


Section 3.  PARTICIPANTS
------------------------
  Each Director who is participating in the Plan as of the Effective
Date shall continue as a Participant in the Plan as of such date. Each Director who first becomes a Director after the Effective Date shall be eligible for participation in the Plan as of the date on which he becomes a Director. A Director who is eligible for participation in the Plan and who elects to make deferral contributions pursuant to Section 4 shall be designated a "Participant" in the Plan. A Participant shall continue to participate in the Plan until his status as a Participant is terminated by either a complete distribution of his Deferred Compensation Account pursuant to the terms of the Plan or by written directive of the Corporation.


Section 4.  DEFERRED COMPENSATION ACCOUNTS
-------------------------------------------
  A.  Establishment of Deferred Compensation Accounts.  The
Plan Administrator will establish a Deferred Compensation Account for each Participant. A Participant's Deferred Compensation Account shall have two subaccounts; a Cash Account to record amounts allocated under
Section 4.D.(ii) and a Stock Account to record amounts allocated under
Section 4.D.(iii). Such Deferred Compensation Account shall be a bookkeeping account only, maintained as part of the books and records of the Corporation or applicable Affiliate.

  B.  Election of Participant.  With respect to each Plan
Year, a Participant may elect to have a percentage or a flat dollar amount of his Eligible Compensation which is to be paid to him by the Corporation or applicable Affiliate for the Plan Year in question allocated to his Deferred Compensation Account and paid on a deferred basis pursuant to the terms of the Plan. To exercise such an election for any Plan Year, before the December 31st preceding the Plan Year, the Participant must advise the Plan Administrator of his election, in writing, on a form prescribed by the Plan Administrator and filed with the Secretary of the Corporation (each, a "Deferral Notice"). Notwithstanding the preceding sentence, in the case of a Director who first becomes eligible to participate in the Plan after a Plan Year has commenced, the Participant may complete a Deferral Notice at any time prior to the date on which he is first eligible to participate in the Plan. Such Deferral Notice shall apply only to Eligible Compensation payable to, or earned by, the Participant after the date on which the Deferral Notice is received by the Plan Administrator. To the extent that a Participant completes a Deferral Notice in accordance with the provisions of this paragraph, such Deferral Notice shall remain in effect for future Plan Years until changed or revoked by the Participant.
A Participant may terminate his election to defer payment of Eligible Compensation by written notice delivered to the Corporation's Secretary. Such termination shall become effective as of the end of the Plan Year in which notice of termination is given with respect to Eligible Compensation payable for services as a Director during subsequent
Plan Years. Amounts credited to the Deferred Compensation Account of the Participant prior to the effective date of termination shall not be affected thereby and shall be paid only in accordance with Section 5.

  C.  Corporation Contributions.  Each time a Deferral
Notice is submitted to the Plan Administrator in accordance with
Section 4.B. above, during the next Plan Year (or, if applicable, the remaining Plan Year), the Corporation or applicable Affiliate will allocate to the Participant's Deferred Compensation Account the percentage or dollar amount of Eligible Compensation, specified in the Deferral Notice. Any amounts so allocated by the Corporation or Affiliate are called "Corporation Contributions."

  D.  Adjustment of Account Balances.

      (i) Participant Election. At the time that a Participant submits a Deferral Notice, he shall elect the percentage of Corporation Contributions to be allocated to his Cash Account
(to be adjusted pursuant to Paragraph (ii) of this Section 4.D.) and his Stock Account (to be adjusted pursuant to Paragraph (iii) of this Section 4.D.). In addition, within a reasonable time following the Effective Date, each Participant who has a Deferred Compensation Account balance as of the Effective Date, shall be afforded an election under this Paragraph (i) with respect to such balance. Any election made pursuant to this Paragraph (i) shall be irrevocable with respect to the affected Corporation Contributions and Deferred Compensation Account balance.

      (ii) As of each Adjustment Date, the Plan Administrator shall credit the balance in the Participant's Cash Account with Additions which shall either (A) mirror a specific interest rate equal to the rate of return paid by Peoples Banking & Trust Company on a Three (3) Year certificate of deposit or an equivalent deposit account as of the last business day preceding the applicable Adjustment Date; or (B) to the extent that a certificate of deposit is purchased by a trust established to provide benefits under the Plan, be equal to the actual rate of interest paid with respect to such certificate of deposit. The crediting of Additions shall be determined by multiplying the Participant's Cash Account balance as of each month of the quarter preceding the Adjustment Date by the applicable rate of interest determined under the preceding sentence. The crediting of Additions shall occur so long as there is a balance in the Participant's Cash Account regardless of whether the Participant has terminated service as a Director or has died. The Plan Administrator may prescribe any reasonable method or procedure for the accounting of Additions.

      (iii) As of each Adjustment Date (or such later date on which Common Shares are actually acquired), the amount credited to the Stock Account of each Participant shall be divided by the then Fair Market Value of the Common Shares. Upon completion of this calculation, each Stock Account shall be credited with the resulting number of whole Common Shares and any remaining amounts shall continue to be credited to the Stock Account until converted to whole Common Shares at a future Adjustment Date or purchase date. The Stock Account of each Participant shall be credited with cash dividends on the Common Shares on and after the date credited to the Stock Account. At the following Adjustment Date (or, if later, the date on which Common Shares are actually acquired), the amount of cash dividends credited to each Stock Account (and any other amounts then credited to such account) shall be divided by the then Fair Market Value of the Common Shares; and the Stock Account of each Participant shall be credited with the resulting number of whole Common Shares and any remaining amounts shall continue to be credited to the Stock Account until converted to whole Common Shares at a future Adjustment Date or purchase date. The Plan Administrator may prescribe any reasonable method or procedure for the accounting of Additions.

  E. Stock Adjustments. The number of Common Shares in the Stock Account of each Participant shall be adjusted from time to time to reflect stock splits, stock dividends or other changes in the Common Shares resulting from a change in the Corporation 's capital structure.

  F. Participant's Rights in Accounts. A Participant's only right with respect to his Deferred Compensation Account (and amounts allocated thereto) will be to receive payments in accordance with the provisions of Section 5 of the Plan.


Section 5.  PAYMENT OF DEFERRED BENEFITS
----------------------------------------
  A.  Time of Payment.  Distribution of a Participant's
Deferred Compensation Account shall commence on the first business day of the calendar month following the date of the Participant's termination of service as a Director due to resignation, retirement, death or otherwise.

  B.  Method of Distribution.  A Participant's Deferred
Compensation Account shall be distributed to the Participant either in a single lump sum payment or in equal annual installments over a period of not more than five (5) years. To the extent that a Deferred Compensation Account is distributed in installment payments, the undisbursed portions of such account shall continue to be credited with Additions in accordance with the applicable provisions of Section 4.D. The method of distribution (lump sum or installments) shall be elected by the Participant prior to the date on which he ceases to be a Director. In the absence of any election, a Participant's Deferred Compensation Account shall be paid in installments over a period of five (5) years. Cash Accounts shall be distributed in cash. Stock Accounts shall be distributed either in Common Shares or in cash, as elected by the Participants. The form of distribution of a Participant's Stock Account (cash or Common Shares) shall be elected by the Participant in the Deferral Notice delivered to the Plan Administrator at the time the deferral election (or treatment of existing account balance) is made. In the event that a distribution of a Participant's Stock Account is made in cash, the Plan Administrator shall determine the amount of such distribution by using the Fair
Market Value of the Common Shares as of the date of distribution, or, if later, the date on which such Common Shares are actually sold.

  C. Accelerated Distributions. If a Participant should die before full payment of all amounts in his Deferred Compensation Account, the Corporation shall, in the discretion of the Plan Administrator, either pay or continue to pay the unpaid amounts to the Participant's Beneficiary (i) in the same manner as it would have been paid to the Participant, or (ii) in a lump sum settlement of the remaining amount in the Participant's Deferred Compensation Account no sooner than the day after and not later than eighteen months following the Participant's death. In addition, the Plan Administrator may, in its discretion, accelerate the payments of those amounts in a Participant's Deferred Compensation Account without the consent of the Participant or the Participant's Beneficiary, estate or any other person or persons claiming through or under him. In making such determinations, due consideration may be given to the health, financial circumstances and family obligations of the Participant.
In this regard, the Participant (or after his death, his Beneficiary) may be consulted; however, he (or they) shall have no voice in the decision reached.

  D. Designation of Beneficiary. Upon the death of a Participant, his Deferred Compensation Account shall be paid to the Beneficiary designated by the Participant. If there is no designated Beneficiary or no designated Beneficiary surviving at a Participant's death, payment of the Participant's Deferred Compensation Account shall be made in accordance with the following priority:

      (i)    his spouse;
      (ii)   his natural and adopted children or their issue, per stirpes;
      (iii)  his parents or the survivor of them;
      (iv)   his brothers and sisters or their issue, per stirpes; or
      (v) his other heirs-at-law; and if payable to more than one person in a class, all persons in that class shall share equally.

If a Beneficiary survives the Participant but dies before receiving the entire death benefit otherwise payable (and the Beneficiary is not survived by a second Beneficiary, or the second Beneficiary also dies), and such Beneficiary has not effectively designated a Beneficiary to whom his Plan benefits are to be paid if he dies before receipt of all such benefits, the remainder shall be paid to the heir or heirs of the last surviving Beneficiary in accordance with priorities (i) through (v) above.

  E. Taxes. In the event any taxes are required by law to be withheld or paid from any payments made pursuant to the Plan, the Plan Administrator shall deduct such amounts from such payments and shall transmit the withheld amounts to the appropriate taxing authority.


Section 6.  ASSIGNMENT OR ALIENATION
------------------------------------
  The right of a Participant, Beneficiary or any other person to the payment of a benefit under this Plan may not be assigned, transferred, pledged or encumbered except by Will or by the laws of descent and distribution.


Section 7.  PLAN ADMINISTRATION
-------------------------------
  The Plan Administrator will have the right to interpret and construe the Plan and to determine all questions of eligibility and of status, rights and benefits of Participants and all other persons claiming benefits under the Plan. In all such interpretations and constructions, the Plan Administrator's determination will be based upon uniform rules and practices applied in a nondiscriminatory manner and will be binding upon all persons affected thereby.
Subject to the provisions of Section 8 below, any decision by the Plan Administrator with respect to any such matters will be final and binding on all parties. The Plan Administrator will have absolute discretion in carrying out its responsibilities under this Section 7.


Section 8.  CLAIMS PROCEDURE
----------------------------
  A. Filing Claims. Any Participant or Beneficiary entitled to benefits under the Plan may file a claim request with the Plan Administrator.

  B. Notification to Claimant. If a claim request is wholly or partially denied, the Plan Administrator will furnish to the claimant a notice of the decision within ninety (90) days in writing and in a manner calculated to be understood by the claimant, which notice will contain the following information:

     (i)     the specific reason or reasons for the denial;
     (ii) specific reference to pertinent Plan provisions upon which the denial is based;
     (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and
     (iv) an explanation of the Plan's claims review procedure describing the steps to be taken by a claimant who wishes to submit his claims for review.

  C. Review Procedure. A claimant or his authorized representative may, with respect to any denied claim:

      (i) request a review upon a written application filed within sixty (60) days after receipt by the claimant of written notice of the denial of his claim;
      (ii)    review pertinent documents; and
      (iii)   submit issues and comments in writing.

Any request or submission will be in writing and will be directed to the Plan Administrator (or its designee). The Plan Administrator (or its designee) will have the sole responsibility for the review of any denied claim and will take all steps appropriate in the light of its findings.

  D.  Decision on Review.  The Plan Administrator
(or its designee) will render a decision upon review. If special circumstances (such as the need to hold a hearing on any matter pertaining to the denied claim) warrant additional time, the decision will be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of the request for review. Written notice of any such extension will be furnished to the claimant prior to the commencement of the extension. The decision on review will be in writing and will include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent provisions of the Plan on which the decision is based. If the decision on review is not furnished to the claimant within the time limits prescribed above, the claim will be deemed denied on review.


Section 9.  UNSECURED AND UNFUNDED OBLIGATION
---------------------------------------------
  Notwithstanding any provision herein to the contrary, the benefits offered under the Plan shall constitute an unfunded, unsecured promise by the Corporation and its Affiliates to pay benefits determined hereunder which are accrued by Participants while such Participants are Directors. The Corporation may, in its discretion, establish a trust to provide payment of all or a portion of the benefits payable under this Plan. No Participant, Beneficiary or any other person shall have any interest in any particular assets of the Corporation or any Affiliate (including the assets of any trust established by the Corporation) by reason of the right to receive a benefit under the Plan and any such Participant, Beneficiary or other person shall have only the rights of a general unsecured creditor of the Corporation and its Affiliates with respect to any rights under the Plan. Nothing contained in the Plan shall constitute a guaranty by the Corporation, any Affiliate or any other entity or person that the assets of the Corporation or its Affiliates (or any trust established by the Corporation) will be sufficient to pay any benefit hereunder. All expenses and fees incurred in the administration of the Plan shall be paid by the Corporation or an Affiliate.


Section 10.  AMENDMENT AND TERMINATION OF THE PLAN
--------------------------------------------------
  The Corporation reserves the right, by an action of the Plan Administrator, to amend the Plan at any time, and from time to time, in any manner which it deems desirable, provided that no amendment will adversely affect the accrued benefits of any Participant under the Plan. The Corporation also reserves the right, by an action of the Plan Administrator, to terminate this Plan at any time without providing any advance notice to any Participant; and in the event of any Plan termination, the Corporation reserves the right to then distribute all amounts allocated to Participants' Deferred Compensation Accounts.


Section 11.  BINDING UPON SUCCESSORS
------------------------------------
  The Plan shall be binding upon and inure to the benefit of the Corporation, its Affiliates, any of their successors and assigns and the Participants and their heirs, executors, administrators and legal representatives. In the event of the merger or consolidation of the Corporation or any of its Affiliates with or into any other corporation, or in the event substantially all of the assets of the Corporation or any of its Affiliates shall be transferred to another corporation, the successor corporation resulting from the merger or consolidation, or the transferee of such assets, as the case may be, shall, as a condition to the consummation of the merger, consolidation or transfer, assume the obligations of the Corporation or Affiliate hereunder and shall be substituted for the Corporation or Affiliate hereunder.


Section 12.  NO GUARANTEE OF PLAN PERMANENCY
--------------------------------------------
  This Plan does not contain any guarantee of provisions for continued service as a Director to any Participant nor is it guaranteed by the Corporation or any of its Affiliates to be a permanent plan.


Section 13.  GENDER
-------------------
  Any reference in the Plan made in the masculine pronoun shall apply to both men and women.


Section 14.  INCAPACITY OF RECIPIENT
------------------------------------
  In the event that a Participant or Beneficiary is declared incompetent and a guardian, conservator or other person legally charged with the care of his person or of his estate is appointed, any benefits under the Plan to which such Participant or Beneficiary is entitled shall be paid to such guardian, conservator or other person legally charged with the care of his person or his estate. Except as provided hereinabove, when the Plan Administrator, in its sole discretion, determines that a Participant or Beneficiary is unable to manage his financial affairs, the Plan Administrator may, but shall not be required to, direct the Corporation to make distribution(s) to any one or more of the spouse, lineal ascendants or descendants or other closest living relatives of such Participant or Beneficiary who demonstrates to the satisfaction of the Plan Administrator the propriety of making such distribution(s). Any payment made under this Section 14 shall be in complete discharge of any liability under the Plan for such payment. The Plan Administrator shall not be required to see to the application of any such distribution made to any person.


Section 15.  GOVERNING LAW
--------------------------
  This Plan shall be construed in accordance with and governed by the laws of the State of Ohio.


  IN WITNESS WHEREOF, the Corporation has caused this amended and restated Plan to be executed by a duly authorized officer as of the Effective Date.


                            PEOPLES BANCORP INC.



                            By:_________________________________

                            Its:________________________________